EXHIBIT 4.1

                                INTERACTIVE DATA
                           FINANCIAL TIMES Information
                         100 William Street, 15th Floor
                             New York, NY 10038 USA

                              Tel: (212) 269-6300
                              Fax: (212) 771-6445


                                October 10, 2000


                             Van Kampen Funds Inc.
                               One Parkview Plaza
                        Oakbrook Terrace, Illinois 60181


              Re: Van Kampen Focus Portfolios, Municipal Series 341
                           (A Unit Investment Trust)
        Registered Under the Securities Act of 1933, File No. 333-45232
--------------------------------------------------------------------------------
Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                                               Very truly yours,


                                                                    Steven Miano
                                                      Director - Capital Markets